UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2020

Shockwave Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 38829	27-0494101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5403 Betsy Ross Drive Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 279-4262

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SWAV	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2020, the Board of Directors (the “Board”) of Shockwave Medical, Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Ms. Maria Sainz as a Class I member of the Board, effective July 16, 2020, to fill a vacancy on the Board resulting from an increase in the number of directors constituting the Board, to serve until the Company’s 2023 Annual Meeting of Stockholders and her successor is duly elected and qualified, or until her earlier death, resignation, or removal. Ms. Sainz will serve on the Compensation Committee of the Board.

Ms. Sainz has served as the President and CEO of AEGEA Medical, Inc., since May of 2018. She has over 25 years’ experience in commercial and leadership positions in the medtech industry. Ms. Sainz previously served as the President & CEO of Cardiokinetix, a medical device company pioneering a catheter-based treatment for heart failure. Prior to that, Ms. Sainz was the President & CEO of Concentric Medical, Inc., a developer of minimally invasive products for the treatment of acute ischemic stroke, which was acquired in 2011 by Stryker Corporation. Ms. Sainz began her medtech career at Guidant Corporation where she held positions of increasing responsibility in Europe and the US. At the time of the acquisition of Guidant by Boston Scientific, Ms. Sainz served as President of the Cardiac Surgery division of Guidant Corporation. Ms. Sainz has been intimately involved in several major medtech product launches such as coronary stents or cardiac resynchronization therapy devices. Ms. Sainz also serves as a Director of several public and private medical company boards. She received a M.A in Languages from the University Complutense in Madrid, Spain and a Masters in International Management from the American Graduate School of International Management.

Ms. Sainz will receive compensation in accordance with the Company’s standard compensatory arrangement for non-employee directors in effect from time to time, as most recently described under the caption titled “Director Compensation” in the Company’s proxy statement filed with the Securities and Exchange Commission on April 28, 2020. Ms. Sainz and the Company have entered into the Company’s standard indemnification agreement for directors and executive officers, the form of which was filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2020. There are no other material plans, contracts or arrangements in which Ms. Sainz will participate in connection with her appointment.

There are no arrangements or understandings between Ms. Sainz and any other person pursuant to which Ms. Sainz was selected as a director. Ms. Sainz has not been involved in any related person transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

On July 20, 2020, the Company posted on its website a press release announcing the appointment of Ms. Sainz to the Board. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Item 9.01(d) – Exhibits

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release issued by Shockwave Medical, Inc., dated July 20, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shockwave Medical, Inc.

Date: July 20, 2020	/s/ Hajime Tada
Hajime Tada General Counsel